UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[   ]       Preliminary Proxy Statement

[   ]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]       Definitive Proxy Statement

[   ]       Definitive Additional Materials

[X]       Soliciting Material Pursuant to § 240.14a-12

ILLUMINA, INC.

(Name of Registrant as Specified In Its Charter)

ICAHN PARTNERS LP

ICAHN ONSHORE LP

ICAHN PARTNERS MASTER FUND LP

ICAHN OFFSHORE LP

ICAHN CAPITAL LP

IPH GP LLC

ICAHN ENTERPRISES HOLDINGS L.P.

ICAHN ENTERPRISES G.P. INC.

BECKTON CORP.

Matsumura Fishworks LLC

CARL C. ICAHN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On December 18, 2023, Carl C. Icahn and his affiliates issued an open letter regarding Illumina, Inc., a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF ILLUMINA, INC. FOR USE AT ITS 2024 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF ILLUMINA, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED BELOW. EXCEPT AS OTHERWISE DISCLOSED IN THIS SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN ILLUMINA, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF ILLUMINA, INC. AS DISCLOSED BELOW.

PARTICIPANTS

The participants in the solicitation of proxies from stockholders of Illumina, Inc. (the “Company” or “Illumina”) may be deemed to include the following: (i) Icahn Partners Master Fund LP, a Delaware limited partnership (“Icahn Master”); (ii) Icahn Partners LP, a Delaware limited partnership (“Icahn Partners”); (iii) Icahn Offshore LP, a Delaware limited partnership (“Icahn Offshore”); (iv) Icahn Onshore LP, a Delaware limited partnership (“Icahn Onshore”); (v) Icahn Capital LP, a Delaware limited partnership (“Icahn Capital”); (vi) IPH GP LLC, a Delaware limited liability company (“IPH”); (vii) Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Enterprises Holdings”); (viii) Icahn Enterprises G.P. Inc., a Delaware corporation (“Icahn Enterprises GP”); (ix) Beckton Corp., a Delaware corporation (“Beckton”); (x) Matsumura Fishworks LLC, an Ohio limited liability company (“Matsumura”); and (xi) Carl C. Icahn, a citizen of the United States of America.

The principal business address of each of (i) Icahn Offshore, Icahn Partners, Icahn Master, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160, (ii) Matsumura is 312 Walnut Street, Suite 2000, Cincinnati, OH 45202, and (iii) Mr. Icahn is c/o Icahn Associates Holding LLC, 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160.

Matsumura is the holder of record of 100 shares of common stock, $0.01 par value per share, of the Company (the “Shares”), and is the beneficial owner of such Shares. Matsumura is a wholly owned subsidiary of Icahn Partners. Icahn Onshore is the general partner of Icahn Partners. Icahn Offshore is the general partner of Icahn Master. Icahn Capital is the general partner of each of Icahn Onshore and Icahn Offshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of Icahn Partners, Icahn Onshore, Icahn Master, Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Matsumura. In addition, Mr. Icahn is the indirect holder of approximately 85.6% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.

Each of Matsumura, Icahn Partners and Icahn Master is primarily engaged in the business of investing in securities. Icahn Onshore is primarily engaged in the business of serving as the general partner of Icahn Partners. Icahn Offshore is primarily engaged in the business of serving as the general partner of Icahn Master. Icahn Capital is primarily engaged in the business of serving as the general partner of each of Icahn Onshore and Icahn Offshore. IPH is primarily engaged in the business of serving as the general partner of Icahn Capital. Icahn Enterprises Holdings is primarily engaged in the business of holding direct or indirect interests in various operating businesses. Icahn Enterprises GP is primarily engaged in the business of serving as the general partner of each of Icahn Enterprises and Icahn Enterprises Holdings. Beckton is primarily engaged in the business of holding the capital stock of Icahn Enterprises GP.

Carl C. Icahn’s present principal occupation or employment is serving as: (i) Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., through which Mr. Icahn manages various private investment funds; (ii) Chairman of the Board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P., a Nasdaq listed diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, real estate and home fashion; and (iii) Chairman of the Board and a director of Starfire Holding Corporation (“Starfire”), a holding company engaged in the business of investing in and/or holding securities of various entities, and as Chairman of the Board and a director of various of Starfire’s subsidiaries.

Icahn Master has sole voting and sole dispositive power with regard to 915,347 Shares (including Shares underlying forwards). Each of Icahn Offshore, Icahn Capital, IPH GP, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting and sole dispositive power with regard to 1,283,406 Shares (including Shares underlying forwards). Each of Icahn Onshore, Icahn Capital, IPH GP, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, has shared voting power and shared dispositive power with regard to such Shares. Matsumura has sole voting power and sole dispositive power and shared voting power and shared dispositive power with respect to 100 Shares. Each of Icahn Onshore, Icahn Capital, IPH GP, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Matsumura, has shared voting power and shared dispositive power with regard to such Shares.

Mr. Icahn beneficially owns, in the aggregate, 2,198,853 Shares, representing approximately 1.38% of the outstanding Shares (based upon 158.8 million Shares stated to be outstanding as of November 6, 2023, by the Company in its Form 10-Q for the quarterly period ended October 1, 2023, as filed with the Securities and Exchange Commission on November 13, 2023).